Form of

AGREEMENT TO EXHANGE WARRANTS

Advaxis, Inc.

305 College Road East

Princeton, NJ 08540

Ladies and Gentlemen:

This is to record the agreement between Advaxis, Inc. (the “Company”) and [  ] (the “Warrantholder”) regarding the terms on which the Company will issue shares of Common Stock (“Common Stock”), par value $.001 per share, to the Warrantholder in exchange for Warrants (“Warrants”) originally issued under a Warrant Agency Agreement made as of September 11, 2018 between the Company and Continental Stock Transfer and Trust Company entitling the holders to purchase Common Stock, which Agreement is as follows:

1.	The Company hereby agrees to issue [X] shares (the “Exchange Shares”) of Common Stock to the Warrantholder in exchange for [X] Warrants.

2.	In order to carry out the exchange of the Exchange Shares for the Warrants described in Section 1, at or prior to 11:00 a.m., Eastern time on March 15, 2019 (the “Exchange Date”) (a) the number of Warrants stated in Section 1 shall be automatically deemed cancelled upon receipt of the Exchange Shares, and (b) the Company will cause Continental Stock Transfer and Trust Company, as transfer agent for the Company, to issue via the Deposit / Withdrawal at Custodian system into an account with The Depositary Trust Company (“DTC”) specified by the Warrantholder, the number of shares of Common Stock stated in Section 1. The Exchange Shares shall not bear any restrictive legends. No later than five (5) Nasdaq Global Market trading days following the date hereof, the Warrantholder shall deliver the original certificate representing the Warrants stated in Section 1 above to the Company for cancellation. However, failure to deliver the original certificate will not affect the automantic cancellation of the Warrants desried in clause (a).

3.	During the period of 30 Nasdaq Global Market trading days beginning on the Exchange Date, the Warrantholder will not on any day sell a number of shares of Common Stock (including shares issuable by exercise of Common Stock Derivatives) that exceeds 5% of the total volume of trading in the Common Stock reported on the Nasdaq Global Market on that day. During the period of 45 Nasdaq Global Market trading days beginning on the 31st Nasdaq trading day after the Exchange Date, Warrantholder will not on any day sell a number of shares of Common Stock (including shares that are the subject of Common Stock Derivatives) that exceeds 10% of the total volume of trading in the Common Stock reported on the Nasdaq Global Market on that day. The Company will be entitled to injunctive relief to prevent violation or threatened violation of this Section 3.

4.	The Warrantholder represents and warrants to the Company that:

a.	The Warrantholder owns all the Warrants described in Section 1 and has all power and authority that is necessary to enable the Warrantholder to exchange them for Common Stock as contemplated by this Agreement, without requiring consent of any other person or any governmental authority.

b.	After the Warrants described in Section 1 are automatically cancelled as described in Section 2, neither the Warrnatholder nor any other person will have any rights under or with regard to the Warrants.

c.	The Warrantholder is aware that:

i. On February 21, 2019, the stockholders of the Company authorized its Board of Directors to cause there to be a reverse split of the Common Stock of between 1 share for each 10 shares and 1 share for each 25 shares. The Board has not yet approved a reverse split, but may do so at any time. If there is a reverse split, the number of shares that can be purchased by exercising a Warrant will be reduced proportionately, and the exercise price per full share of Common Stock will be increased proportionately.

ii. The last sale price of the Common Stock reported on the Nasdaq Global Market on March [  ], 2019 was $[  ] per share. The Company is not aware of any trading in the Warrants.

iii. The issuance of Common Stock in exchange for Warrants that is the subject of this Agreement (and of other similar agreements) will result in a reduction of the exercise price of the Warrants that continue to be outstanding.

iv. The Company expects to file with the Securities and Exchange Commission in the near future a registration statement under the Securities Act of 1933, as amended, relating to an underwritten public offering of its Common Stock. If there \were a public offering and the sale price in the public offering were less than the exercise price of the Warrants, the exercise price would be reduced to the sale price. This Agreement does not constitute an offer of the securities that may be the subject of the underwritten public offering for sale.

v. The Company files annual, quarterly and current reports and other information with the SEC. The materials the Company files with the SEC are available on the SEC’s website, www.sec.gov. They also are available on the Company’s website, www.advaxis.com

5.	The Company represents and warrants to the Warrantholder as follows:

a.	The Company has all power and authority, and has obtained all approvals, that are necessary to enable it to issue Common Stock in exchange for Warrants as contemplated by this Agreement.

b.	When the Company issues the Exchange Shares, those shares (i) will be issued in reliance on an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act, and (ii) will be duly authorized and issued, fully paid and non-assessable and will be eligible for trading on the Nasdaq Global Market. For purposes of SEC Rule 144, the holding period of the Exchange Shares will include the holding period of the Warrants, which is more than six months.

6.	The Warrantholder is aware that the issuance of Exchange Shares in exchange for Warrants as described in this Agreement has not been registered under the Securities Act and that those shares are being issued in reliance on an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act.

7.	The Company agrees from and after the date hereof that if any of the terms offered to any other holder of Warrants in connection with any exchange of Warrants for any assets or other securities (each an “Exchange Document”), is or will be more favorable to such other Person (as defined in the Warrants) than those of the Warrantholder under this Agreement (other than with respect to the reimbursement of legal fees). If, and whenever on or after the date hereof, the Company enters into an Exchange Document which contains any terms that are more favorable to another holder of Warrants than this Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Warrantholderr shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Exchange Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Warrantholder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Warrantholder. Without limiting what is said above in this Section 7, if the Exchange Document with a Person calls for issuance of more shares of Common Stock per Warrant exchanged than this Agreement, within five Nasdaq Global Market trading days after the issuance of the shares to the other person, the Company will issue to the Warrantholder the number of additional shares of Common Stock such that the Warrantholder will have received the same number of shares of Common Stock per exchanged Warrant as the other Person. The provisions of this paragraph shall apply similarly and equally to each Exchange Document.

8.	This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or .pdf transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the internal law of the State of New York.

(Signatures on following page)

Please sign a copy of this Agreement which, when it is signed by the Company, will constitute a legally binding agreement between the Warrantholder and the Company.

Very truly yours,

[ ]

Dated: March [ ], 2019	By
Name:
Title:

AGREED TO:

ADVAXIS, INC.

By:
Name:
Title